AMENDMENT TO CONSULTING AGREEMENT

This Amendment to Consulting Agreement (the “Amendment”), effective as of January, 1st, 2017 (the “Effective Date”), is by and between Variation Biotechnologies Inc., a corporation incorporated pursuant to the laws of Canada (the “Company”) having an address of 310 Hunt Club Road East, Ottawa, Ontario K1V 1C1 and F. Diaz-Mitoma Professional Corporation (Ontario corporation number 002356634) having an address of 210 Barrow Crescent, Kanata, Ontario K2L 2C7 (“Consultant”). The Consultant and Company are sometimes referred to as a “Party” and are collectively referred to as the “Parties”.

WHEREAS, the Company and Consultant are parties to a certain Consulting Agreement dated July 1, 2016 (the “Consulting Agreement”);

AND WHEREAS, the Consultant and the Company wish to amend the Consulting Agreement on the terms and conditions set out in this Amendment;

NOW THEREFORE, in consideration of the mutual covenants contained herein, the Parties agree as follows:

1. Amendment to Section 1(a). As of the Effective Date, Section 1(a) of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

(a) Term. This Agreement shall be in effect beginning on the Effective Date and, unless terminated earlier pursuant to the provisions of this Section 1, shall continue until December 31, 2017 (the “Term”). This Agreement may be renewed any number of times, with or without a short interruption in continuity of Services (as defined below), by written notice from the Company which is accepted by signature of the Consultant.

2. Amendment to Section 5. As of the Effective Date, Section 5 of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

5. Payment for Consulting Services.

(a) Consideration. As consideration for the Services, the Company shall pay Consultant a fee of $41,080.00 per month (plus any HST or GST payable).

(b) Invoicing. The Consultant shall submit invoices to the Company on a monthly basis, within fifteen (15) days of the last business day of each month. This Agreement shall govern all invoices submitted by Consultant to the Company and no terms appearing on invoices shall serve to modify or add to the terms of this Agreement.

(c) Expenses. Company agrees to reimburse Consultant for all reasonable out-of-pocket expenses incurred by Consultant in the course of provision of the Services in accordance with the Company’s expense policy, and for professional fees ordinarily incurred by physicians in order to practice medicine in the Province of Ontario. Any expenses which are eligible for reimbursement hereunder shall be paid upon submission of an Expense Statement in the form provided by the Company, supported by appropriate documentation.

(d) Performance Incentives. The Company agrees to provide Consultant, or to a designee of the Consultant who is a Consultant’s Employee (as defined below) with the performance incentives described in Appendix C attached hereto.

3. Amendment to Section 6. As of the Effective Date, Section 6 of the Consulting Agreement shall be deleted in its entirety and replaced with the following:

6. Independent-Consultant Relationship. The parties expressly intend, understand and agree that Consultant’s status in relation to the Company, and of each employee of the Consultant (each a “Consultant’s Employee”) who performs Services on the Consultant’s behalf pursuant to this Agreement, throughout the Term will be that of an independent contractor, and that none of this Agreement, the provision or performance of Services to be rendered hereunder by Consultant or any Consultant’s Employee, or the grant of any performance incentives by the Company pursuant to paragraph 5(d) of this Agreement, will for any purpose whatsoever alone or in combination create an employment relationship between the Consultant or Consultant’s Employee and the Company. As an independent contractor, neither the Consultant nor any Consultant’s Employee shall be entitled to receive any vacation pay, overtime pay or severance pay from the Company. The Consultant will have exclusive responsibility for payment of all federal and provincial income taxes or other taxes, such as GST, applicable to the compensation to be provided to the Consultant hereunder by the Company as well as the exclusive responsibility to pay any other assessments and/or contributions that may be required in respect of Consultant’s provision of the Services, including, but not limited to, pursuant to any applicable employment insurance legislation, pension legislation, health benefits legislation, workers’ compensation legislation, or with respect to any other mandatory withholdings that may be applicable to the Services. If the Company incurs liability for any taxes (including sums required to be withheld by Company and remitted to any government entity and amounts payable for value added or services taxes), assessments or contributions relating to Consultant’s provision of Services hereunder, or to a Consultant’s Employee’s performance of Services on the Consultant’s behalf hereunder, and for any interest and penalties with respect to the foregoing, Consultant shall forthwith reimburse Company for the total amount of such liability, assessments, contributions, interest and penalties and the Company shall be authorized to deduct any such sums from amounts payable to Consultant hereunder. Consultant acknowledges that the Consultant will not receive any employee benefits from the Company, and that, as an independent contractor, he will have exclusive responsibility to obtain and make payment for health insurance, life insurance, and any other benefits that the Consultant wishes to receive. Further, Consultant acknowledges and agrees that, except as specifically authorized by the Company, Consultant is not permitted, and shall not seek to, bind the Company under any contract or other obligation.

4. Addition of Appendix C. As of the Effective Date, the Consulting Agreement shall be amended by the addition thereto of Appendix C, which shall thereafter form part of the Consulting Agreement, and the content of which shall be as shown in Schedule A to this Amendment.

5. Consulting Agreement to Remain in Full Effect. Except as amended by this Amendment, the Consulting Agreement shall continue to be in full force and effect, without amendment, and is hereby ratified and confirmed. The Consulting Agreement shall henceforth be read and construed in conjunction with this Amendment.

6. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein.

7. Further Assurances. Each Party shall do such further acts and execute such further documents as may be required to give effect to this Amendment and carry out the intent thereof.

8. Binding Effect. This Amendment shall be binding on and inure to the benefit of the Parties and their respective successors and assigns.

9. Execution and Counterparts. This Amendment may be executed in counterparts, including counterpart signature pages or counterpart facsimile or scanned signature pages (each of which shall be deemed an original), all of which together shall constitute one and the same instrument.

(Signature page follows.)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the Effective Date.

VARIATION BIOTECHNOLOGIES INC.

By:	/s/ Egidio Nascimento
Name:	Egidio Nascimento
Title:	CFO
Dated:	March 29, 2017

F. DIAZ-MITOMA PROFESSIONAL CORPORATION

By:	/s/ Dr. Francisco Diaz-Mitoma
Name:	Dr. Francisco Diaz-Mitoma
Title:	President
Dated:	March 29, 2017

Schedule A

Appendix C – Performance Incentives

1.	Bonus payable as of January 26, 2017 - $115,733 USD.

2.	The Company shall cause VBI Vaccines Inc., a British Columbia corporation (the “Parent”), to issue Francisco Diaz-Mitoma, as designee of Consultant, 12,500 common shares of Parent with an issuance date of January 26, 2017, such issuance to be pursuant to the VBI Vaccines Inc. Incentive Plan, effective May 6, 2016, as amended on June 23, 2016 (as so amended, the “Plan”). Such common shares shall bear the appropriate legend to indicate such shares are “control securities” as defined in General Instruction C.1(a) of Form S-8.

3.	The Company shall cause the Parent to grant to Francisco Diaz-Mitoma, as designee of Consultant, 20,000 stock options (the “Options”), each Option exercisable for one common share of Parent, to be granted effective as of January 26, 2017, which was the date on which the board of directors of Parent approved such grant, and to be subject to the provisions of the Plan. Conditions regarding the Options and their exercise, including the exercise price, the term of the Options and the timing of vesting shall be set out in an Option Agreement between the Parent and Francisco Diaz-Mitoma. The common shares issuable upon exercise of the Options shall bear the appropriate legend to indicate such shares are “control securities” as defined in General Instruction C.1(a) of Form S-8.